PO Box 219536, Kansas City, MO 64121-9536 855-328-0109 www.SignatureREIT.com Message from Signature REIT’s Chief Operating Officer January 2, 2014 Dear Investor: I hope you have had the opportunity to read Leo Wells’ letter announcing that we have become self-managed and changed our name from Wells Core Office Income REIT, Inc. (Wells Core) to Signature Office REIT, Inc. (Signature REIT). As part of that process, Leo has resigned from the board and as president of the REIT. I would like to thank Leo for his leadership over the past three years and his continuing confidence in the team that is now directly managing the Signature REIT. This team has the privilege of serving you, our stockholders, and our first priority is to be good stewards of your investment. As we embark on a new phase in Signature REIT’s lifecycle, I would like to provide an overview of our move to self-management, our existing portfolio, and our continuing strategy. Signature REIT’s Move to Self-Management Signature REIT’s Board of Directors elected to transition Signature REIT to a self-managed company in order to secure an experienced, dedicated management team fully aligned with stockholders, and positioned to service the existing portfolio. We began the process of transitioning to a self-managed company in November 2013. Up to this point, Signature REIT had no paid employees and was externally advised and managed by a subsidiary of Wells Real Estate Funds (the Advisor). This meant we had a contract with the Advisor to provide certain services that are essential to our operations, including asset management services, supervision of property management and leasing, and asset acquisition and disposition services, as well as other administrative responsibilities, including accounting services, stockholder communications and investor relations. With the move to self-management, most of these tasks now will be handled within the company by the Signature REIT team. All of the current team members transitioned to Signature REIT from Wells Real Estate Funds, where they were handling the same duties they now handle in-house. These individuals have extensive experience with the REIT as they worked with Signature REIT from its inception in 2010. For certain consulting, support, and transitional services, we have entered into a transition services agreement with our former Advisor and Wells Real Estate Funds, under which these entities will provide certain services to us until June 30, 2014. It is important to note that Signature REIT did not pay Wells Real Estate Funds an internalization fee in connection to our transition to self-management. Existing Portfolio and Strategy We continue to operate a diversified portfolio of commercial real estate consisting of high-quality, income-producing office properties. These properties are leased to creditworthy entities located in Continued on reverse Doug Williams Chief Operating Officer

3301-CRLTRI1311 major metropolitan areas throughout the United States. We own 13 real estate properties, consisting of approximately 2.6 million square feet. We are proud to say that these office properties were 99% leased as of December 2013. I encourage you to visit our new website at www.SignatureREIT.com to view the portfolio. In the near term, Signature REIT will continue to focus on management of its properties, retention of tenants, and achievement of operational efficiencies. We believe that our balance sheet is strong, and as we move forward, we intend to seek out and evaluate additional opportunities to enhance share value. These potential opportunities include strategic and prudent acquisitions, dispositions, or capital transactions that may present themselves. Of course, any steps designed for the longer term will be considered in the overall context of (1) doing what is in the best interest of stockholders, and (2) keeping July 2020 in mind – the date by which we must either list our shares on a national stock exchange or seek stockholder approval of other strategic alternatives. Should you have any questions, please contact one of our Signature REIT Stockholder Specialists at 855-328-0109. Sincerely, Douglas Williams Chief Operating Officer cc: Financial Representatives The statements and certain other information contained in this letter, which can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “continue,” “remains,” “intend,” “aim,” “towards,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “goal,” “initiative,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These statements should be considered as subject to the many risks and uncertainties that exist in Signature REIT’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, economic conditions, market demand and pricing, competitive and cost factors and other risk factors, including those detailed in the sections of Signature REIT’s most recent Form 10-K and Form 10-Qs filed with the SEC titled “Risk Factors.”